UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Effective December 15, 2006, Canyon Copper Corp. (the “Company”) issued an aggregate of 1,160,000 units at a price of $0.25 per unit to two subscribers. The issuance represents a portion of a proposed private placement of up to 5,000,000 units (each a “Unit”) at a price of $0.25 per Unit pursuant to Regulation S of the United States Securities Act of 1933 (the “Act”) which private placement was approved by the Company’s Board of Directors on December 13, 2006. Each Unit will be comprised of one share of the Corporation’s common stock (each a “Share”) and one share purchase warrant (each a “Warrant”). Each Warrant will entitle the subscriber to purchase one share of the Corporation’s common stock for a period expiring one year from the date of issue at an exercise price equal to $0.30 US per share. These Units were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the subscribers that the subscribers were not “U.S. persons”, as that term is defined under Regulation S, and that the subscribers were not acquiring the shares for the account or benefit of a U.S. person.

There is no assurance that the balance of the 5,000,000 Units proposed to be issued pursuant to the private placement will be completed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated December 20, 2006 announcing the issuance of 1,160,000 Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: December 20, 2006
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer